EXHIBIT 99.1

Nanophase Reports Third Quarter Revenue of $2.1 Million and a 57 Percent Revenue Increase for the Nine-Month Period

2010 Revenue Growth Expected to Exceed 2009 Revenue by 40 to 50 Percent

ROMEOVILLE, Ill., Oct. 26, 2010 (GLOBE NEWSWIRE) -- Nanophase Technologies Corporation (Nasdaq:NANX), a technology leader in nanomaterials and advanced nanoengineered products, today reported much improved financial results for the third quarter and nine-month period, ended September 30, 2010.

  Nine-month 2010 revenue up 57 percent
  Nine-month gross margin as a percentage of revenue increased 93 percent
  Nine-month net loss decreased 32 percent

Nanophase CEO and President Jess Jankowski commented, "In an improving business environment and with the realignment of our marketing strategy, Nanophase has shown a significant improvement in sales over the past nine months. We continue to work closely with BASF, whose established presence and reputation for quality products within the personal care markets has made them a significant customer of our nano zinc oxide products for blocking UV rays in sunscreens and skincare products. Our strong relationship with BASF and other long-time customers in parallel with our customer direct strategy should generate revenue growth exceeding that of 2009 by 40 to 50 percent."

Third Quarter 2010

  Revenue was $2.1 million, an increase of 21 percent, when compared to revenue of $1.7 million for the third quarter of 2009.

  Gross margin for the quarter was $0.5 million, or 23 percent of revenue, compared to a gross margin of $0.5 million, or 27 percent of revenue, for the third quarter of 2009.

  The net loss for the quarter was $1.6 million, or a loss of $0.07 per share, when compared to a net loss of $0.9 million, or $0.04 per share, for the third quarter of 2009. The 2010 net loss includes the one-time charge of $0.7 million for the termination of an exclusive supply agreement. Net loss excluding the one-time charge would be consistent with third quarter 2009.

  The balance sheet is strong with approximately $6.7 million in cash and cash equivalents. The Company has no debt.

Nine months ended September 30, 2010

  Revenue was $7.4 million, an increase of 57 percent, when compared to revenue of $4.7 million for the same period of 2009.

  Gross margin was $2.2 million, or 29 percent of revenue, a significant increase from a gross margin of $0.7 million, or 15 percent of revenue, for the same period of 2009.

  The net loss was $2.9 million, or a loss of $0.13 per share, when compared to a net loss of $4.2 million, or $0.20 per share, for the same period of 2009.

During the third quarter, Nanophase terminated a supplier exclusivity agreement with a long-term customer and signed a new, more traditional five-year supply agreement which will provide both companies more options and opportunities in their markets. With the termination of the former agreement, Nanophase recorded a $700,000 charge of which half was paid in cash and the other half in the form of product purchase credits.

Jankowski continued, "Our fourth quarter revenue is historically more difficult to predict as customers can make last minute inventory adjustments. With that said, we do project 2010 revenue growth of 40 to 50 percent higher than 2009 revenue – a strong growth platform expected to flow into 2011."

Shareholders and members of the financial community are encouraged to participate in tomorrow morning's conference call, where Mr. Jankowski will discuss highlights of the quarter and the company's exciting short and long-term prospects.

Third Quarter 2010 Conference Call

Nanophase has scheduled its quarterly conference call for October 27, 2010, at 10:00 a.m. CDT (11:00 a.m. EDT). The call will be hosted by Jess Jankowski, president and CEO. To participate in the conference call, dial 877.312.8776, or 408.774.4007 for our international callers; the conference call identification is 17924296. A webcast of the call may be accessed at the company's website, at www.nanophase.com, by clicking on the link under News Center and Calendar of Events.

Use of Non-GAAP Financial Information

Nanophase believes that the presentation of results excluding certain items, such as severance charges and non-cash equity compensation charges, provides meaningful supplemental information to both management and investors, facilitating the evaluation of performance across reporting periods. The Company uses these non-GAAP measures for internal planning and reporting purposes. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with generally accepted accounting principles.

About Nanophase Technologies

Nanophase Technologies Corporation (NANX), www.nanophase.com, is a leader in nanomaterials technologies and provides nanoengineered solutions for multiple industrial product applications. Using a platform of patented and proprietary integrated nanomaterial technologies, the Company creates products with unique performance attributes from two ISO 9001:2000 and ISO 14001 facilities. Nanophase delivers commercial quantity and quality nanoparticles, coated nanoparticles, and nanoparticle dispersions in a variety of media.

Forward-Looking Statements

This press release contains words such as "expects," "shall," "will," "believes," and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company's current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company's results of operations, performance and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, without limitation, the following: a decision by a customer to cancel a purchase order or supply agreement in light of the Company's dependence on a limited number of key customers; uncertain demand for, and acceptance of, the Company's nanocrystalline materials; the Company's manufacturing capacity and product mix flexibility in light of customer demand; the Company's limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company's dependence on patents and protection of proprietary information; the resolution of litigation in which the Company may become involved; and other factors described in the Company's Form 10-K filed March 30, 2010. In addition, the Company's forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies.

Tables follow

NANOPHASE TECHNOLOGIES CORPORATION

BALANCE SHEETS

ASSETS	September 30, 2010 (Unaudited)	December 31, 2009

Current assets:
Cash and cash equivalents	$ 6,754,127	$ 3,899,393
Investments	30,000	3,594,604
Trade accounts receivable, less allowance for doubtful accounts of $9,000 on September 30, 2010 and December 31, 2009	805,375	858,706
Other receivable	29,643	477,989
Inventories, net	1,239,961	884,326
Prepaid expenses and other current assets	438,908	294,738
Total current assets	9,298,014	10,009,756

Equipment and leasehold improvements, net	4,922,677	5,557,832
Other assets, net	35,424	37,283
	$ 14,256,115	$ 15,604,871

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of capital lease obligations	2,940	8,470
Accounts payable	658,903	202,975
Accrued expenses	929,518	509,206
Accrued discount liability	335,582	--
Accrued severance	--	38,060
Total current liabilities	1,926,943	758,711

Long-term portion of capital lease obligations	--	748
Long-term deferred rent	631,053	617,642
Asset retirement obligation	139,704	134,763
	770,757	753,153

Contingent liabilities:	--	--

Stockholders' equity:
Preferred stock, $.01 par value, 24,088 shares authorized and no shares issued and outstanding	--	--
Common stock, $.01 par value, 35,000,000 shares authorized; 21,204,162 shares issued and outstanding on September 30, 2010 and December 31, 2009, respectively	212,042	212,042
Additional paid-in capital	92,568,785	92,246,777
Accumulated deficit	(81,222,412)	(78,365,812)
Total stockholders' equity	11,558,415	14,093,007
	$ 14,256,115	$ 15,604,871
NANOPHASE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009
Revenue:
Product revenue, net	$ 1,925,320	$ 1,633,653	$ 7,100,265	$ 4,431,199
Other revenue	150,894	87,828	315,921	306,103
Total revenue	2,076,214	1,721,481	7,416,186	4,737,302

Operating expense:
Cost of revenue	1,602,438	1,264,058	5,258,246	4,009,345
Gross Profit	473,776	457,423	2,157,940	727,957

Research and development expense	388,231	433,593	1,178,306	1,218,712
Selling, general and administrative expense	973,182	913,456	3,157,824	2,964,966
Agreement termination charges	700,000	--	700,000	--
Severance charges	--	--	--	794,069
Loss from operations	(1,587,637)	(889,626)	(2,878,190)	(4,249,790)
Interest income	3,580	15,990	19,844	74,284
Interest expense	(515)	(2,076)	(1,768)	(35,362)
Other, net	52	--	3,514	(12,052)
Loss before provision for income taxes	(1,584,520)	(875,712)	(2,856,600)	(4,222,920)
Provision for income taxes	--	--	--	--
Net loss	$ (1,584,520)	$ (875,712)	$ (2,856,600)	$ (4,222,920)

Net loss per share- basic and diluted	$ (0.07)	$ (0.04)	$ (0.13)	$ (0.20)

Weighted average number of common shares outstanding	21,204,162	21,204,162	21,204,162	21,201,927
NANOPHASE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS - EXPANDED SCHEDULE

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009
Revenue:
Product revenue, net	$ 1,925,320	$ 1,633,653	$ 7,100,265	$ 4,431,199
Other revenue	150,894	87,828	315,921	306,103
Total revenue	2,076,214	1,721,481	7,416,186	4,737,302

Operating expense:
Cost of revenue detail:
Depreciation	221,463	227,092	668,943	713,160
Non-Cash equity compensation	15,169	6,699	41,151	33,115
Other costs of revenue	1,365,806	1,030,267	4,548,152	3,263,070
Cost of revenue	1,602,438	1,264,058	5,258,246	4,009,345
Gross profit	473,776	457,423	2,157,940	727,957

Research and development expense detail:
Depreciation	35,706	57,271	125,859	171,541
Non-Cash equity compensation	28,531	28,818	75,638	76,840
Other research and development expense	323,994	347,504	976,809	970,331
Research and development expense	388,231	433,593	1,178,306	1,218,712

Selling, general and administrative expense detail:
Depreciation and amortization	24,615	19,352	74,148	59,079
Non-Cash equity compensation	75,038	72,138	244,790	228,571
Other selling, general and administrative expense	873,529	821,966	2,838,886	2,677,316
Selling, general and administrative expense	973,182	913,456	3,157,824	2,964,966
Agreement termination charges	700,000	--	700,000	--
Severance charges	--	--	--	794,069
Loss from operations	(1,587,637)	(889,626)	(2,878,190)	(4,249,790)
Interest income	3,580	15,990	19,844	74,284
Interest expense	(515)	(2,076)	(1,768)	(35,362)
Other, net	52	--	3,514	(12,052)
Loss before provision for income taxes	(1,584,520)	(875,712)	(2,856,600)	(4,222,920)
Provision for income taxes	--	--	--	--
Net loss	$ (1,584,520)	$ (875,712)	$ (2,856,600)	$ (4,222,920)

Non-GAAP Disclosure (see note regarding Non-GAAP disclosures):
Addback Interest, net	(3,065)	(13,914)	(18,076)	(38,922)
Addback Depreciation/Amortization	281,784	303,715	868,950	943,780
Addback Severance Charge	--	--	--	794,069
Addback Non-Cash Equity Compensation	118,738	107,655	361,579	338,526

Adjusted EBITDA	$ (1,187,063)	$ (478,256)	$ (1,644,147)	$ (2,185,467)
CONTACT:  Nanophase Technologies Corporation
          Investor Relations
          Nancy Baldwin
          630.771.6708